Exhibit 4.8.5

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (“Agreement”), dated as of July 16, 2009, is made by the CLOUD L. CRAY, JR. TRUST, under an agreement dated October 25, 1983 (the “Subordinated Creditor”), for the benefit of EXCHANGE NATIONAL BANK & TRUST CO. (with its successors and assigns, the “Senior Lender”).

MGP Ingredients, Inc., a Kansas corporation (“Ingredients”), is now or hereafter may be indebted to the Senior Lender on account of loans or the other extensions of credit or financial accommodations from the Senior Lender to Ingredients, or to any other person under the guaranty or endorsement of Ingredients.

The Subordinated Creditor has entered into certain financial accommodations with Ingredients and Midwest Grain Pipeline, Inc., a Kansas corporation, a wholly owned subsidiary of Ingredients (“Pipeline”; together with Ingredients, the “Borrower”).

As a condition to consenting to the imposition of liens in favor of Wells Fargo National Association on certain of the Senior Lender’s Senior Collateral purusant to a Credit and Security Agreement between such bank and Borrower, the Senior Lender has required that the Subordinated Creditor (i) subordinate the payment of the Subordinated Note and the Subordinated Creditor’s other financial accommodations to the payment of any and all indebtedness of the Borrower to the Senior Lender and (ii) subordinate its Liens in the Senior Collateral to the Liens of the Senior Lender in the Senior Collateral.  Assisting Ingredients in obtaining credit accommodations from the Senior Lender and subordinating his interests pursuant to the terms of this Agreement are in the Subordinated Creditor’s best interest.

ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Senior Lender for the benefit of the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

1.                                       Definitions. As used herein, the following terms have the meanings set forth below:

“Borrower Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Senior Lender Indebtedness, or any default under or breach of any such agreement or instrument.

“Cray Collateral” means all collateral now or hereafter securing payment of the Junior Lender Indebtedness, including all proceeds thereof.

“Cray Filing” shall mean any UCC-1 filed with the Kansas Secretary of State which shows Ingredients, Pipeline or Borrower as “Debtor” and Subordinated Creditor as “Secured Party.”

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Senior Collateral” means all collateral now or hereafter securing payment of the Senior Lender Indebtedness, including all proceeds thereof.

“Senior Lender Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of Ingredients to the Senior Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Ingredients with the Senior Lender, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Note” means the Borrower’s Subordinated Secured Promissory Note made by the Borrower dated March 27, 2009, payable to the order of the Subordinated Creditor in the original principal amount of $2,000,000, together with all amendments, renewals, extensions and modifications thereof and any note or notes issued in substitution therefore.

2.                                       Subordination.  The Subordinated Creditor hereby agrees that the payment and performance of all of the Subordinated Indebtedness is hereby expressly subordinated to the payment and performance in full of the Senior Lender Indebtedness and regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement, the Senior Lender shall hold a first priority Lien in the Senior Collateral, and any Lien claimed therein by the Subordinated Creditor, including but not limited to the Lien evidenced by the Cray Filing, shall be and remain fully subordinate for all purposes to the Lien of the Senior Lender in the Senior Collateral for all purposes whatsoever.  The Subordinated Indebtedness shall continue to be subordinated to the Senior Lender Indebtedness even if the Senior Lender Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law. Notwithstanding the forgoing the Subordinated Lender’s Lien in any Cray Collateral (other than the Senior Collateral) is not subordinated hereunder nor is the Subordinated Lender’s right to received any proceeds therefrom.

3.                                       Payments.  Until all of the Senior Lender Indebtedness has been indefeasibly paid and performed in full and the Senior Lender has released its Lien in the Senior Collateral, the Subordinated Creditor shall not, without the Senior Lender’s prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from the Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness except that (i) the Subordinated Creditor may accept scheduled, current (but not past due), non-accelerated payments (but not prepayments) of principal and interest required to be paid under the Subordinated Note, (ii) upon the earlier to occur of the follow events (each a “Remedies Event”): (A) any filing of a petition by or against Ingredients under the United States Bankruptcy Code or any other bankruptcy, insolvency, liquidation or similar proceeding or the appointment of a trustee, receivor or similar officer for Ingredients or a substantial portion of its assets or (ii) 120 days after any other event constituting a Borrower Default, the Subordinated Lender may exercise any remedies it may have against the Cray Collateral (other than the Senior Collateral) and accept proceeds therefrom to be applied against the Subordinated Indebtedness.

4.                                       Receipt of Prohibited Payments. If the Subordinated Creditor receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under Section 3, the Subordinated Creditor will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Senior Lender Indebtedness (whether or not due), in such manner of application as the Senior Lender may deem appropriate. If the Subordinated Creditor exercises any right of setoff which the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Subordinated Creditor fails to make any endorsement required under this Agreement, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditor to make such endorsement in the Subordinated Creditor’s name.

5.                                       Action on Subordinated Indebtedness.  Unless and until the Senior Lender Indebtedness has been indefeasibly paid and performed in full and the Senior Lender has released its Lien in the Collateral:

(a)                                  The Subordinated Creditor will not commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless Senior Lender shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government other than after the occurrence of a Remedies Event; and

(b)                                 The Subordinated Creditor will not commence any action or proceeding with respect to the Senior Collateral or against the Borrower, will not take possession of, sell or dispose of, or otherwise deal with, the Senior Collateral, and will not exercise or enforce any other right or remedy which may be available to the Subordinated Creditor against the Borrower or with respect to the Senior Collateral.

6.                                       Action Concerning Collateral and Restrictions on Liens.

(a)                                  Subordinated Creditor represents, warrants, covenants, promises and agrees to and with Senior Lender that unless and until all of the Senior Lender Indebtedness has been indefeasibly paid and performed in full and the Senior Lender has released its Lien in the Collateral the Subordinated Creditor will not modify, amend, restate or otherwise change the Subordinated Note or any documents, agreements or instruments representing or related to any Subordinated Indebtedness other than extending the maturity date thereof from time to time;

(b)                                 Senior Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Senior Collateral, and may enforce any right or remedy available to it with respect to the Borrower or the Senior Collateral, all without notice to or consent of the Subordinated Creditor except as specifically required by applicable law.  In addition, and without limiting the generality of the foregoing, if (i) a Borrower Default has occurred and is continuing, (ii) the Borrower or the Senior Lender intends to sell or otherwise dispose of any Senior Collateral to an unrelated third party outside the ordinary course of business, (iii) Senior Lender has given written notice thereof to the Subordinated Creditor, and (iv) the Subordinated Creditor has failed, within ten (10) days after receipt of such notice, to purchase for cash the Senior Lender Indebtedness for the full amount thereof, the Subordinated Creditor shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized Senior Lender or its agents to file partial releases (and any related financing statements such as “in lieu” financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral; provided that Subordinated Lender shall be entitled to any proceeds in excess of the amount necessary to satisfy the Senior Lender Indebtedness.

(c)                                  The Senior Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Senior Collateral or any other property or assets of the Borrower, and in no event shall the Senior Lender be deemed the Subordinated Creditor’s agent with respect to the Senior Collateral. All proceeds received by the Senior Lender with respect to any Senior Collateral may be applied, first, to pay or reimburse the Senior Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by the Senior Lender in connection with the collection of such proceeds, and, second, to any Senior Lender Indebtedness secured by the Senior Lender’s Lien in that Senior Collateral in any order that it may choose.

(d)                                 Nothing contained herein will prevent Ingredients and Senior Lender from amending, modifying, restating and otherwise dealing with the Senior Lender Indebtedness in any manner Ingredients and Senior Lender deem necessary and/or desirable without notice to or consent of the Subordinated Creditor (the “Modified Senior Lender Indebtedness”).  This Agreement shall remain fully applicable to such Modified Senior Lender Indebtedness and the Modified Senior Lender Indebtedness will be deemed the “Senior Lender Indebtedness” for all purposes hereunder.

7.                                       Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Indebtedness and except as otherwise provided in Section 3 will hold in trust for the Senior Lender and promptly pay over to the Senior Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Senior Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Lender Indebtedness has been paid in full and the Senior Lender’s Lien in the Senior Collateral has been terminated. If the Subordinated Creditor shall fail to take any such action, the Senior Lender, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor’s behalf. The Subordinated Creditor hereby irrevocably appoints the Senior Lender, or any of its officers or employees on behalf of the Senior Lender, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Senior Lender’s own name or in the name of the Subordinated Creditor as the Senior Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditor will execute and deliver to the Senior Lender such other and further powers-of-attorney or instruments as the Senior Lender may request in order to accomplish the foregoing. If the Senior Lender desires to permit the use of cash collateral or to provide post-petition financing to the Borrower, the Subordinated Creditor shall not object to the same or assert that its interests are not being adequately protected.

8.                                       Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and the Senior Lender may, without notice to or consent by the Subordinated Creditor, modify any term of the Senior Lender Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, the Senior Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of the Senior Lender’s rights or any of the Subordinated Creditor’s obligations hereunder:

(a)                                  change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Lender Indebtedness or any instrument evidencing the same in any manner;

(b)                                 sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Lender Indebtedness or any part thereof;

(c)                                  release anyone liable in any manner for the payment or collection of the Senior Lender Indebtedness or any part thereof;

(d)                                 exercise or refrain from exercising any right against the Borrower or any other person (including the Subordinated Creditor); and

(e)                                  apply any sums received by the Senior Lender, by whomsoever paid and however realized, to the Senior Lender Indebtedness in such manner as the Senior Lender shall deem appropriate.

10.                                 No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lender to make any future loans or other extensions of credit or financial accommodations to the Borrower.

11.                                 Waiver and Consent.  Senior Lender shall have no obligation to the Subordinated Creditor with respect to the Senior Collateral or the Senior Lender Indebtedness.  Senior Lender may (a) exercise collection rights, (b) take possession of, sell or dispose of, and otherwise deal with, the Senior Collateral, (c) in Senior Lender’s name or in Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any account debtor or other obligor of Ingredients; (d) prosecute, settle and receive proceeds on any insurance claims relating to the Senior Collateral, and (e) exercise and enforce any right or remedy available to Senior Lender with respect to the Senior Collateral, whether available before or after the occurrence of any default; all without notice to or consent by anyone except as specifically required by law. Senior Lender may apply the proceeds of the Senior Collateral in any order of application, and may remit or release such proceeds or any other sums or amounts to the Borrower without being obligated to assure that any such proceeds or sums are applied to the satisfaction of the Subordinated Creditor’s subordinated security interest in any Senior Collateral, except as required by law. The Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.

12.                                 Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to the Senior Lender:

Exchange National Bank

Attention:

Telecopier:

If to the Subordinated Creditor:

Cloud Cray, Jr. Trust

20045 266th Road

Atchison, KS 66002

Attention:

Telecopier: (      )

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

13.                                 Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lender and the Subordinated Creditor.

14.                                 No Waiver. No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of the Senior Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Senior Lender or the obligations of the Subordinated Creditor to the Senior Lender in any other respect at any time.

15.                                 Binding Effect; Acceptance. This Agreement shall be binding upon the Subordinated Creditor and the Subordinated Creditor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of the Senior Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of the Borrower. Notice of acceptance by the Senior Lender of this Agreement or of reliance by the Senior Lender upon this Agreement is hereby waived by the Subordinated Creditor.

16.                                 Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

17.                                 Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Kansas.  Each party consents to the personal jurisdiction of the state and federal courts located in the State of Kansas in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in Atchison County, Kansas.  THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the Subordinated Creditor has executed this Agreement as of the date and year first above-written.

CLOUD L. CRAY, JR. TRUST
under an agreement dated October 25, 1983

By:
Name:
Its:

Acknowledgment by Borrower

The undersigned, being the Borrower referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Senior Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Senior Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

MIDWEST GRAIN PIPELINE, INC.
a Kansas corporation

By:
Name:
Its:

MGP INGREDIENTS, INC.
a Kansas corporation

By:
Name:
Its: